      As filed with the Securities and Exchange Commission on May 27, 1999

                        REGISTRATION STATEMENT NO. ______

         ----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           FIRST STERLING BANKS, INC.
             (Exact name of registrant as specified in its charter)

            Georgia                                            58-2104977
   (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                              1200 Barrett Parkway
                             Kennesaw, Georgia 30144
              (Address and Zip Code of Principal Executive Offices)

              -----------------------------------------------------

   First Sterling Banks, Inc. Assumption of Options Granted Under the Georgia
                           Bancshares, Inc. Directors
                                Stock Option Plan
                            (Full title of the Plan)

                               Edward C. Milligan
                           First Sterling Banks, Inc.
                                  P.O. Box 2147
                             Marietta, Georgia 30061
                                 (770) 499-2265
          (Name and address and telephone number (including area code)
                             of agent for service)

                                 WITH COPIES TO:
                            T. Kennerly Carroll, Jr.
                              Miller & Martin LLP
                           1275 Peachtree Street, N.E.
                                    Suite 700
                             Atlanta, Georgia 30309
                                 (404) 962-6146


                                                Proposed maximum      Proposed maximum
   Title of securities        Amount to be     offering price per    aggregate offering        Amount of
     to be registered          registered             share                 price          Registration Fee
--------------------------    -------------    ------------------    ------------------    ----------------
Common Stock, no par value    40,760 shares          $4.22*              $171,823.78            $47.77



                                                                   1 of 44 Pages

       *Represents average under director stock option plan of the following:
14,266 shares with option price of $3.92 per share; 12,228 shares with option price of $4.17 per share; and 14,266 shares with option price of $4.55 per share.


                                                                   2 of 44 Pages

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents are incorporated by reference in this Registration Statement:

       (a) The Registrant's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1998;

       (b)    The Registrant's Quarterly Report for the quarter ended March 31,
              1999;

       (c) Description of the Registrant's no par value Common Stock is contained at pages 26 through 32 of the Prospectus of First Sterling Banks, Inc. formerly known as Westside Financial Corporation (the "Registrant") relating to 600,000 shares of its common stock issued in connection with the merger of Eastside Holding Corporation and the Registrant which is part of the Registration Statement under the Securities Act of 1933 on Form S-4 filed with the Securities and Exchange Commission on May 23, 1996 (File Number 333-3116).

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as modified or superseded.

ITEM 4.       DESCRIPTION OF SECURITIES

       Not applicable.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.


                                                                   3 of 44 Pages

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Registrant's Bylaws currently provide that, except in cases where the proceeding is by or in the right of the Registrant or the director or officer is adjudged liable on the basis that he or she improperly received a personal benefit, the Registrant shall indemnify any officer or director who is made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if he or she acted in a manner he or she believed in good faith to be in or not opposed to the Registrant's best interests and in the case of a criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. Officers and directors of the Registrant are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from his or her status as a director or officer. The cost of such insurance is borne by the Registrant as permitted by the Bylaws of the Registrant and the laws of the State of Georgia.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.       EXHIBITS

       The following exhibits are filed as part of the Registration Statement:


EXHIBIT   DESCRIPTION
-------   -----------

4.1       Option Assumption Agreement Between First Sterling Banks, Inc. and
          Option Holders in the Georgia Bancshares, Inc. Directors Stock Option
          Plan and the Georgia Bancshares, Inc. Employee Incentive Stock Option
          Plan

4.2       Georgia Bancshares, Inc. Directors Stock Option Plan (contained in
          Exhibit 4.1)

4.3       Form of Georgia Bancshares, Inc. Director Option To Purchase Shares Of
          Common Stock and Director Subscription Form

5         Opinion and Consent of Miller & Martin LLP

23.1      Consent of Miller & Martin LLP (contained in Exhibit 5)

23.2      Letter on Unaudited Interim Financial Information and Consent of
          Mauldin & Jenkins



                                                                   4 of 44 Pages


EXHIBIT   DESCRIPTION
-------   -----------

24        Powers of Attorney (included on page 7)


ITEM 9.       UNDERTAKINGS

       (a)    The undersigned Registrant undertakes:

              1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

              (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) Include any additional or changed material information on the plan of distribution;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.


                                                                   5 of 44 Pages

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly


                                                                   6 of 44 Pages
caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 24 day of May, 1999.

                                   FIRST STERLING BANKS, INC.


                                   BY: /s/ Edward C. Milligan
                                      ---------------------------------------
                                      Edward C. Milligan
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints EDWARD C. MILLIGAN as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with either having full authority to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done regarding the aforesaid, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                              DATE

/s/ Edward C. Milligan                                         5/24/99
-------------------------   President, Chief Executive         -----------------
Edward C. Milligan          Officer and Director



SIGNATURE                   TITLE                              DATE

/s/ Barbara J. Bond                                            5/24/99
-------------------------   Secretary (Principal financial     -----------------
Barbara J. Bond             and accounting officer)



                                                                   7 of 44 Pages

/s/ P. Harris Hines                                           5/26/99
--------------------------   Director                         -----------------
P. Harris Hines

/s/ Harry L. Hudson, Jr.                                      5/26/99
--------------------------   Director                         -----------------
Harry L. Hudson, Jr.

/s/ John S. Thibadeau, Jr.                                    5/26/99
--------------------------   Director                         -----------------
John S. Thibadeau, Jr.

/s/ Benjamin H. Wofford                                       5/26/99
--------------------------   Director                         -----------------
Benjamin H. Wofford

/s/ Eugene L. Argo                                            5/26/99
--------------------------   Director                         -----------------
Eugene L. Argo

/s/ Ted A. Murphy                                             5/26/99
--------------------------   Director                         -----------------
Ted A. Murphy

/s/ James L. Armstrong, Jr.                                   5/26/99
--------------------------   Director                         -----------------
James L. Armstrong, Jr.

/s/ Christopher H. Burnett                                    5/26/99
--------------------------   Director                         -----------------
Christopher H. Burnett


                                                                  8 of 44 Pages

                                INDEX TO EXHIBITS


                                                                    Sequentially
Exhibit                                                             Numbered
Number      Description                                             Page
------      -----------                                             ----

4.1         Option Assumption Agreement Between
            First Sterling Banks, Inc. and Option Holders
            in the Georgia Bancshares, Inc. Directors Stock
            Option Plan and the Georgia Bancshares, Inc.
            Employee Incentive Stock Option Plan                      11

4.2         Georgia Bancshares, Inc. Directors Stock
            Option Plan (contained in Exhibit 4.1)                    19

4.3         Form of Georgia Bancshares, Inc. Director
            Option To Purchase Shares Of Common Stock
            and Director Subscription Form                            33

5           Opinion and Consent of Miller & Martin LLP                41

23.1        Consent of Miller & Martin LLP (contained in Exhibit 5)   41

23.2        Letter on Unaudited Interim Financial Information
            and Consent of Mauldin & Jenkins                          44

24          Powers of Attorney (included on page 7)                    7


                                                                   9 of 44 Pages